EXHIBIT 5.1

November 2, 2016	Matter No: 708721 Doc Ref: Legal -11749210.2

Central European Media Enterprises Ltd.
O’Hara House
3 Bermudiana Road
Hamilton HM08
Bermuda

Dear Sirs,

Central European Media Enterprises Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on 2 November 2016 (the "2016 Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of up to 53,171,770 shares of Class A Common Stock, of par value US$0.08 per share (each a “Common Share” and collectively the “Common Shares”) that are issuable upon the exercise of certain unit warrants previously offered and sold by the Company on 2 May 2014 (the “Unit Warrants”) pursuant to a registration statement on form S-3/A (Registration No. 333-194209) that was declared effective on 24 March 2014 (the “2014 Registration Statement”) and expires on 24 March 2017. Each Unit Warrant represents the right to purchase one Common Shares at any time and from time to time until 2 May 2018 at an exercise price of US$1.00 per share. The Unit Warrants will remain outstanding after the expiry of the 2014 Registration Statement and the purpose of filing the 2016 Registration Statement is to ensure that an effective registration statement covers the exercise of such previously issued Unit Warrants.

For the purposes of giving this opinion, we have examined a copy of the 2016 Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), excerpts from the minutes of meetings of the board of directors of the Company held on 27 February 2014 and on 10 October 2016 and minutes of a shareholders’ meeting held on 14 April 2014 (together, the “Minutes”), a formalities certificate dated 2 November 2016 signed by the Secretary of the Company certifying, inter alia, the Constitutional Documents and Minutes and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the 2016 Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Common Shares in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Common Shares at the time of issuance, (i) that the Common Shares are, and will continue to be, be listed on an appointed stock exchange, as defined in the

Companies Act 1981, as amended (the "Companies Act"), and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority as of 1 June 2005 will not have been revoked or amended at the time of issuance of any of the Common Shares, (j) that the form and terms of any and all Common Shares, the issuance and sale thereof by the Company in accordance with the terms the Unit Warrants will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issuance of the Common Shares (l) that the issuance and sale of and payment for the Common Shares will be in accordance with the terms of the Unit Warrants duly approved by the Board of Directors and the 2016 Registration Statement (including the prospectus set forth therein and any applicable supplement thereto), (m) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (n) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers".

The obligations of the Company in connection with any Unit Warrants and the Common Shares issuable thereunder and with any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the 2016 Registration Statement and the issuance of Common Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
Upon the due issuance of Common Shares and payment of the consideration therefor, such Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the 2016 Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Limited